                                                                     EXHIBIT 2.2

                               MEDPARTNERS, INC.
                        3000 Galleria Tower, Suite 1000
                           Birmingham, Alabama 35244


                                 March 11, 1999


Team Health Holdings, L.L.C.
c/o Madison Dearborn Capital Partners II, L.P.
Three First National Plaza, Suite 3800
Chicago, Illinois 60602

          Re:  Recapitalization Agreement
               --------------------------

Ladies and Gentlemen:

          Reference is made to the Recapitalization Agreement (the "Agreement"), dated as of January 25, 1999, by and among Team Health, Inc., a Tennessee corporation, Pacific Physician Services, Inc., a Delaware corporation, MedPartners, Inc., a Delaware corporation, and Team Health Holdings, L.L.C., a Delaware limited liability company. Capitalized terms used but not defined herein have the meanings accorded to such terms in the Agreement.

          The parties to this letter agreement hereby agree to modify the Agreement as follows:

          1.   Baseline Capital Expenditures Amount.  The definition of
               ------------------------------------
"Baseline Capital Expenditures Amount" is hereby amended to mean $13,000,000.

          2.   Indebtedness Amount.  Clause (ii) of the definition of
               -------------------
"Indebtedness Amount" is hereby amended to read as follows: "(ii) the aggregate amount of Earn-Out Obligations included as Indebtedness shall be deemed to be $17,487,000, regardless of the actual book value or expected value of the Earn-Out Obligations at such time."

          3.   TH Entities.  Team Health Rehab & Therapeutic Services, Inc.;
               -----------
EMZA, Inc.; Northwest Emergency Physicians, a California partnership; and St. Mary's South Family Health Center Joint Venture are not TH Entities.

          4.   Contracts.  Neither the Existing Stockholder nor the Parent shall
               ---------
be responsible pursuant to Section 8.2 of the Agreement to indemnify the Purchaser Parties or hold them harmless from and against or pay on behalf of or reimburse such Purchaser Parties (or make any contribution thereto) in respect of any Loss which any Purchaser Party may suffer, sustain, or become subject to, as a result of or relating to any matter described on the Contracts Schedule
                                                          ------------------
section of the Disclosure letter Update, dated March 11, 1999.
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Team Health Holdings, L.L.C.
March 11, 1999
Page 2

          5.   California Issue.  Section 8.2(a) of the Agreement is hereby
               ----------------
amended to include the following language as a new clause (ix) thereto: "(ix) the assumption of control of MedPartners Provider Network, Inc., a California health care service plan licensed under the Knox-Keene Health Care Service Act of 1975 ("MPN"), by the California Department of Corporations, the appointment
          ---
of a conservator to manage MPN, the bankruptcy or insolvency of MPN, and/or any filing of any petition with respect thereto."

          6.   Insurance.  The Parent and the Existing Stockholder agree to pay
               ---------
when due all premiums with respect to the Doctors Companies insurance coverage referenced on Exhibit L to the Agreement and agrees that if it does not do so,
              ---------
the Company may make such payments at its discretion, and take such payments into account in determining the amounts payable between the parties after the Closing pursuant to Section 2.6 of the Agreement.

          7.   Full Force.  Except as expressly modified and superseded hereby,
               ----------
the Agreement does and will remain in full force and effect.

                    *    *    *     *    *
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Team Health Holdings, L.L.C.
March 11, 1999
Page 3

                                    Very truly yours,

                                    MEDPARTNERS, INC.


                                    By:    /s/ James H. Dickerson, Jr.
                                          ------------------------------------

                                    Its:  Executive Vice President and
                                          ------------------------------------
                                          Chief Financial Officer
                                          ------------------------------------


                                    PACIFIC PHYSICIAN SERVICES, INC.


                                    By:    /s/ James H. Dickerson, Jr.
                                          ------------------------------------

                                    Its:   Vice President
                                          ------------------------------------
Accepted and Agreed:

TEAM HEALTH, INC.


By:  /s/ H. Lynn Massingale
     ----------------------------

Its: President
     ----------------------------


TEAM HEALTH HOLDINGS, L.L.C.


By:  /s/ H. Lynn Massingale
     ----------------------------

Its: President
     ----------------------------